FOR IMMEDIATE RELEASE	Exhibit 99.1

METTLER-TOLEDO INTERNATIONAL INC. REPORTS
FOURTH QUARTER 2020 RESULTS

COLUMBUS, Ohio, USA – February 4, 2021 – Mettler-Toledo International Inc. (NYSE: MTD) today announced fourth quarter results for 2020. Provided below are the highlights:

•Reported sales increased 11% compared with the prior year. In local currency, sales increased 7% in the quarter as currency benefited reported sales growth by 4%.

•Net earnings per diluted share as reported (EPS) were $9.03, compared with $7.84 in the prior-year period. Adjusted EPS was $9.26, an increase of 19% over the prior-year amount of $7.78. Adjusted EPS is a non-GAAP measure, and a reconciliation to EPS is included on the last page of the attached schedules.

Quarterly Results

Olivier Filliol, President and Chief Executive Officer, stated, "We ended the year with very good sales growth in all regions, with particularly strong growth in our Laboratory business and in China. We benefited from strong execution and were well positioned to capture growth as customer demand improved, however, we continued to be negatively impacted by COVID-19 in certain businesses and end markets. Strong sales growth combined with good cost control and the benefit of our ongoing margin and productivity initiatives, contributed to strong growth in Adjusted Operating Profit and Adjusted EPS. Finally, cash flow generation in the quarter, and for the full year, was excellent."

GAAP Results
EPS in the quarter was $9.03, compared with the prior-year amount of $7.84.

Compared with the prior year, total reported sales increased 11% to $938.0 million. By region, reported sales increased 8% in the Americas, 14% in Europe and 12% in Asia/Rest of World. Earnings before taxes amounted to $269.2 million, compared with $231.1 million in the prior year.

Non-GAAP Results
Adjusted EPS was $9.26, an increase of 19% over the prior-year amount of $7.78.

Compared with the prior year, total sales in local currency increased 7% as currency benefited sales growth by 4%. By region, local currency sales increased 8% in the Americas, 7% in Europe and 8% in Asia/Rest of World. Adjusted Operating Profit amounted to $292.8 million, a 14% increase from the prior-year amount of $256.3 million.

Adjusted EPS and Adjusted Operating Profit are non-GAAP measures. Reconciliations to the most comparable GAAP measures are provided in the attached schedules.

Year-to-Date Results

GAAP Results
EPS for the year was $24.91, compared with the prior-year amount of $22.47.

Compared with the prior year, total reported sales increased 3% to $3.085 billion. By region, reported sales increased 1% in the Americas, 3% in Europe and 3% in Asia/Rest of World. Earnings before taxes amounted to $748.7 million, compared with $681.4 million in the prior year.

Non-GAAP Results
Adjusted EPS was $25.72, an increase of 13% over the prior-year amount of $22.77.

Compared with the prior year, total sales in local currency increased 2% as currency increased reported sales by 1%. By region, local currency sales increased 2% in the Americas, 1% in Europe and 3% in Asia/Rest of World. Adjusted Operating Profit amounted to $840.7 million, an 8% increase from the prior-year amount of $778.1 million.

Adjusted EPS and Adjusted Operating Profit are non-GAAP measures. Reconciliations to the most comparable GAAP measures are provided in the attached schedules.

Outlook

The Company stated that forecasting continues to be challenging given the uncertainty surrounding COVID-19 and ensuing impact to the global economic environment. Management cautions that market dynamics and impacts related to COVID-19 are fluid and changes to the business environment can happen quickly. The estimates include significant uncertainty and management acknowledges that market conditions are subject to change.

Based on today's assessment of market conditions, management anticipates local currency sales growth in 2021 will be in the range of 5% to 7%, and Adjusted EPS is forecasted to be in the range of $29.20 to $29.80, an increase of 14% to 16%. This compares with previous guidance of Adjusted EPS in the range of $27.50 to $28.30.

For the first quarter of 2021, based on current market conditions, the Company anticipates that local currency sales growth will be in the range of 11% to 13% and Adjusted EPS is forecasted to be $5.55 to $5.70, a growth rate of 39% to 43%.

While the Company has provided an outlook for local currency sales growth and Adjusted EPS, it has not provided an outlook for reported sales growth or EPS as it would require an estimate of currency exchange fluctuations and non-recurring items, which are not yet known.

Conclusion

Filliol concluded, "In 2020, we strengthened our franchise with our ability to support our customers, while prioritizing on the safety of our employees and customers. We differentiated from competition by leveraging and quickly adjusting our digital sales and marketing and Go-to-Market approaches to identify and pursue pockets of growth and effectively engage with customers. Our agility in responding to the unprecedented market conditions led to further share gains that would not have been possible without our Spinnaker sales and marketing foundation, excellent product portfolio, world-class service organization and strong culture of execution. We are in a strong position to capitalize on growth as customer demand improves throughout the world. While uncertainty remains surrounding the ultimate impact to the economy from COVID-19, we will continue to focus on serving our customers and driving our growth and margin initiatives. We will remain agile and adapt to changes in market conditions as necessary. We have good momentum as we enter 2021 and believe we are well positioned to continue to gain share and deliver strong results."

Other Matters
The Company will host a conference call to discuss its quarterly results today (Thursday, Feb. 4) at 5:00 p.m. Eastern Time. To hear a live webcast or replay of the call, visit the investor relations page on the Company’s website at www.mt.com/investors. The presentation referenced in the conference call will be located on the website prior to the call.

METTLER TOLEDO (NYSE: MTD) is a leading global supplier of precision instruments and services. We have strong leadership positions in all of our businesses and believe we hold global number-one market positions in most of them. We are recognized as an innovation leader and our solutions are critical in key R&D, quality control and manufacturing processes for customers in a wide range of industries including life sciences, food and chemicals. Our sales and service network is one of the most extensive in the industry. Our products are sold in more than 140 countries and we have a direct presence in approximately 40 countries. With proven growth strategies and a focus on execution, we have achieved a long-term track record of strong financial performance. For more information, please visit www.mt.com.

Statements in this press release which are not historical facts constitute “forward-looking statements” within the meaning of Section 27A of the U.S. Securities Act of 1933 and Section 21E of the U.S. Securities Exchange Act of 1934. You should not rely on forward-looking statements to predict our actual results. Our actual results or performance may be materially different than reflected in forward-looking statements because of various risks and uncertainties, including statements about expected revenue growth and long-term impacts of the COVID-19 pandemic. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential” or “continue.” We make forward-looking statements about future events or our future financial performance, including earnings and sales growth, earnings per share, strategic plans and contingency plans, growth opportunities or economic downturns, our ability to respond to changes in market conditions, customer demand, our competitive position, pricing, our supply chain, adequacy of our facilities, access to and the costs of raw materials, shipping and supplier costs, gross margins, planned research and development efforts and product introductions, capital expenditures, cash flow, tax-related matters, the impact of foreign currencies, compliance with laws, effects of acquisitions and the impact of the COVID-19 pandemic on our businesses. Our forward-looking statements may not be accurate or complete, and we do not intend to update or revise them in light of actual results. New risks also periodically arise. Please consider the risks and factors that could cause our results to differ materially from what is described in our forward-looking statements, including the uncertain duration and severity of the COVID-19 pandemic. See in particular “Factors Affecting Our Future Operating Results” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2019 and other reports filed with the SEC from time to time.

METTLER-TOLEDO INTERNATIONAL INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(amounts in thousands except share data)
(unaudited)

	Three months ended			Three months ended
	December 31, 2020		% of sales	December 31, 2019		% of sales

Net sales	$937,985	(a)	100.0	$843,969		100.0
Cost of sales	378,941		40.4	345,672		41.0
Gross profit	559,044		59.6	498,297		59.0

Research and development	39,866		4.3	35,299		4.2
Selling, general and administrative	226,369		24.1	206,717		24.5
Amortization	14,657		1.6	12,813		1.5
Interest expense	9,505		1.0	9,635		1.1
Restructuring charges	3,181		0.3	4,614		0.5
Other charges (income), net	(3,714)		(0.4)	(1,924)		(0.3)
Earnings before taxes	269,180		28.7	231,143		27.3

Provision for taxes	52,885		5.6	38,394	(b)	4.5
Net earnings	$216,295		23.1	$192,749		22.8

Basic earnings per common share:
Net earnings	$9.15			$7.95
Weighted average number of common shares	23,642,415			24,241,383

Diluted earnings per common share:
Net earnings	$9.03			$7.84
Weighted average number of common and common equivalent shares	23,965,853			24,599,702

Note:
(a)	Local currency sales increased 7% as compared to the same period in 2019.
(b)	Provision for taxes includes a non-cash deferred net benefit of $15.8 million for the three months ended December 31, 2019 related to the enactment of Swiss tax reform.

RECONCILIATION OF EARNINGS BEFORE TAXES TO ADJUSTED OPERATING PROFIT

	Three months ended			Three months ended
	December 31, 2020		% of sales	December 31, 2019		% of sales

Earnings before taxes	$269,180			$231,143
Amortization	14,657			12,813
Interest expense	9,505			9,635
Restructuring charges	3,181			4,614
Other charges (income), net	(3,714)			(1,924)
Adjusted operating profit	$292,809	(c)	31.2	$256,281		30.4

Note:
(c)	Adjusted operating profit increased 14% as compared to the same period in 2019.

METTLER-TOLEDO INTERNATIONAL INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(amounts in thousands except share data)
(unaudited)

	Twelve months ended			Twelve months ended
	December 31, 2020		% of sales	December 31, 2019		% of sales

Net sales	$3,085,177	(a)	100.0	$3,008,652		100.0
Cost of sales	1,284,146		41.6	1,267,441		42.1
Gross profit	1,801,031		58.4	1,741,211		57.9

Research and development	140,102		4.5	143,950		4.8
Selling, general and administrative	820,221		26.6	819,183		27.2
Amortization	56,665		1.8	49,690		1.7
Interest expense	38,616		1.3	37,411		1.2
Restructuring charges	10,516		0.3	15,760		0.5
Other charges (income), net	(13,832)		(0.4)	(6,177)		(0.3)
Earnings before taxes	748,743		24.3	681,394		22.6

Provision for taxes	146,004		4.8	120,285	(b)	4.0
Net earnings	$602,739		19.5	$561,109		18.6

Basic earnings per common share:
Net earnings	$25.24			$22.84
Weighted average number of common shares	23,882,648			24,567,609

Diluted earnings per common share:
Net earnings	$24.91			$22.47
Weighted average number of common and common equivalent shares	24,199,230			24,974,457

Note:
(a)	Local currency sales increased 2% compared to the same period in 2019.
(b)	Provision for taxes includes a non-cash deferred net benefit of $15.8 million for the twelve months ended December 31, 2019 related to the enactment of Swiss tax reform.

RECONCILIATION OF EARNINGS BEFORE TAXES TO ADJUSTED OPERATING PROFIT

	Twelve months ended			Twelve months ended
	December 31, 2020		% of sales	December 31, 2019		% of sales

Earnings before taxes	$748,743			$681,394
Amortization	56,665			49,690
Interest expense	38,616			37,411
Restructuring charges	10,516			15,760
Other charges (income), net	(13,832)			(6,177)
Adjusted operating profit	$840,708	(c)	27.2	$778,078		25.9

Note:
(c)	Adjusted operating profit increased 8% as compared to the same period in 2019.

METTLER-TOLEDO INTERNATIONAL INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(amounts in thousands)
(unaudited)

	December 31, 2020	December 31, 2019

Cash and cash equivalents	$94,254	$207,785
Accounts receivable, net	593,809	566,256
Inventories	297,611	274,285
Other current assets and prepaid expenses	71,230	61,321
Total current assets	1,056,904	1,109,647

Property, plant and equipment, net	798,868	748,657
Goodwill and other intangible assets, net	747,055	742,221
Other non-current assets	211,722	188,796
Total assets	$2,814,549	$2,789,321

Short-term borrowings and maturities of long-term debt	$50,317	$55,868
Trade accounts payable	175,801	185,592
Accrued and other current liabilities	614,209	513,052
Total current liabilities	840,327	754,512

Long-term debt	1,284,174	1,235,350
Other non-current liabilities	407,373	378,679
Total liabilities	2,531,874	2,368,541

Shareholders’ equity	282,675	420,780
Total liabilities and shareholders’ equity	$2,814,549	$2,789,321

METTLER-TOLEDO INTERNATIONAL INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(amounts in thousands)
(unaudited)

	Three months ended		Twelve months ended
	December 31,		December 31,
	2020	2019	2020	2019

Cash flow from operating activities:
Net earnings	$216,295	$192,749	$602,739	$561,109
Adjustments to reconcile net earnings to
net cash provided by operating activities:
Depreciation	11,095	9,643	42,044	38,991
Amortization	14,657	12,813	56,665	49,690
Deferred tax (benefit) expense	(5,794)	29,166	(12,784)	11,203
Share-based compensation	5,439	5,002	18,687	18,285
Swiss tax reform benefit (a)	—	(15,833)	—	(15,833)
Other	(2,399)	161	(2,399)	133
Increase (decrease) in cash resulting from changes in
operating assets and liabilities	11,576	(31,992)	19,747	(60,128)
Net cash provided by operating activities	250,869	201,709	724,699	603,450
Cash flows from investing activities:
Proceeds from sale of property, plant and equipment	60	174	3,106	1,422
Purchase of property, plant and equipment	(35,066)	(25,714)	(92,494)	(97,341)
Acquisitions	—	—	(6,242)	(2,004)
Net hedging settlements on intercompany loans	4,691	2,939	(4,730)	(1,160)
Net cash used in investing activities	(30,315)	(22,601)	(100,360)	(99,083)
Cash flows from financing activities:
Proceeds from borrowings	340,680	627,370	1,489,040	1,435,081
Repayments of borrowings	(252,678)	(515,989)	(1,483,869)	(1,176,784)
Proceeds from exercise of stock options	525	9,665	26,719	47,581
Repurchases of common stock	(374,999)	(216,249)	(774,998)	(774,999)
Acquisition contingent consideration payment	—	—	—	(10,000)
Other financing activities	—	—	(800)	1,753
Net cash used in financing activities	(286,472)	(95,203)	(743,908)	(477,368)

Effect of exchange rate changes on cash and cash equivalents	6,486	3,348	6,038	2,676

Net decrease in cash and cash equivalents	(59,432)	87,253	(113,531)	29,675

Cash and cash equivalents:
Beginning of period	153,686	120,534	207,785	178,110
End of period	$94,254	$207,787	$94,254	$207,785

RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO ADJUSTED FREE CASH FLOW

Net cash provided by operating activities	$250,869	$201,709	$724,699	$603,450
Payments in respect of restructuring activities	2,280	7,033	8,541	16,483
Proceeds from sale of property, plant and equipment	60	174	3,106	1,422
Purchase of property, plant and equipment	(35,066)	(25,714)	(92,494)	(97,341)
Payments for one-time legal charge (b)	$—	2,992	$—	2,992
Transition tax payment	—	—	4,264	4,289
Adjusted free cash flow	$218,143	$186,194	$648,116	$531,295

(a)	Represents a non-cash deferred net benefit of $15.8 million for the three and twelve months ended December 31, 2019 related to the enactment of Swiss tax reform.
(b)	Represents cash payment made in 2019, related to the one-time legal charge recorded during the three months ended December 31, 2018.

METTLER-TOLEDO INTERNATIONAL INC.
OTHER OPERATING STATISTICS

SALES GROWTH BY DESTINATION
(unaudited)

			Europe		Americas	Asia/RoW		Total

U.S. Dollar Sales Growth (Decrease)
Three Months Ended December 31, 2020			14%		8%	12%		11%
Twelve Months Ended December 31, 2020			3%		1%	3%		3%

Local Currency Sales Growth (Decrease)
Three Months Ended December 31, 2020			7%		8%	8%		7%
Twelve Months Ended December 31, 2020			1%		2%	3%		2%

RECONCILIATION OF DILUTED EPS AS REPORTED TO ADJUSTED DILUTED EPS
(unaudited)

	Three months ended					Twelve months ended
	December 31,					December 31,
	2020		2019		% Growth	2020		2019		% Growth

EPS as reported, diluted	$9.03		$7.84		15%	$24.91		$22.47		11%

Restructuring charges, net of tax	0.11	(a)	0.15	(a)		0.35	(a)	0.50	(a)
Purchased intangible amortization, net of tax	0.12	(b)	0.11	(b)		0.46	(b)	0.43	(b)
Income tax expense	—	(c)	0.32	(c)		—		—
Swiss Tax reform	0.00	(d)	(0.64)	(d)		—		(0.63)	(d)

Adjusted EPS, diluted	9.26		7.78		19%	25.72		22.77		13%

Notes:
(a)		Represents the EPS impact of restructuring charges of $3.2 million ($2.6 million after tax) and $4.6 million ($3.7 million after tax) for the three months ended December 31, 2020 and 2019, and $10.5 million ($8.5 million after tax) and $15.8 million ($12.6 million after tax) for the twelve months ended December 31, 2020 and 2019, respectively, which primarily include employee related costs.
(b)	Represents the EPS impact of purchased intangibles amortization of $3.7 million ($2.8 million after tax) and $3.8 million ($2.8 million after tax) for the three months ended December 31, 2020 and 2019, and of $14.9 million ($11.2 million after tax) and $14.3 million ($10.8 million after tax) for the twelve months ended December 31, 2020 and 2019, respectively.

(c)		Represents the EPS impact of the difference between our reported and annual tax rate before non-recurring discrete items, due to the timing of excess tax benefits associated with stock option exercises and a $0.20 EPS benefit for the three months ended December 31, 2020 for the reduction in our annualized effective tax rate to 19.5% for the first three quarters of 2020.
(d)		Represents the EPS impact of a non-cash deferred net benefit of $15.8 million related to the enactment of Swiss tax reform for the three and twelve months ended December 31, 2019.